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                                                                  Exhibit 23

                   [letterhead of Deloitte & Touche LLP]



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91432 of The Laclede Group on Form S-8 of our report dated June 17, 2005, relating to the financial statements and supplemental schedule of Employees' Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc. appearing in this Annual Report on Form 11-K of Employees' Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc. for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP


St. Louis, Missouri
June 28, 2005